<FILENAME>ims043005reno_ex99-1.txt

                                                                    EXHIBIT 99.1
                        ASSET PURCHASE AGREEMENT

    This agreement for the sale and purchase of assets is entered into as of the 26th day of April 2005 between International Monetary Systems, Ltd. (Buyer or
IMS), a Wisconsin corporation, and United Trade Network, Inc. (Seller or UTN), a Nevada corporation.

    For consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

    1. Sale of Client Barter Accounts. On the effective date, Seller shall sell, transfer, assign and deliver to Buyer, free and clear of all liens, claims, encumbrances and charges, its membership list and all client barter accounts of the members of UTN Reno, NV office, as listed on the UTN/Reno software printouts as of the effective date. Should any account member decide not to enter into an IMS agreement, the prior UTN contract will remain in force but will be serviced by and belong to IMS. For purposes of this Agreement, a barter trade account is an account of a member of UTN, that member having entered into a membership agreement with UTN prior to the effective date. The UTN Las Vegas clients are not included in this sale.

    2. Sale of Other Business Assets. On the effective date, Seller shall sell, convey, transfer assign and deliver to Buyer and Buyer will accept and purchase certain of Seller's other business assets. These assets shall include, but not be limited to, the following:

       A. All furniture, fixtures and inventory currently being used in the UTN office. (Exhibit A)

       B. Accounts receivable as listed on the UTN software printout as of the effective date. It is understood that any payments on these accounts received by UTN after the effective date shall be immediately remitted to IMS. (Exhibit B)

       C. Any other assets agreed upon prior to the effective date.

       D. It is understood that cash in UTN bank accounts is not included in the assets being sold.

    3. Consideration. In consideration of the transfer and delivery at closing to Purchaser of the assets described in paragraphs 1 and 2, and upon compliance with the covenants and agreements set forth herein, IMS shall:

       A. Pay to Seller the amount of 155,000 payable as follows:

         (i) At the closing, remit to Seller the sum of $50,000.00 in U. S. currency. In addition, Buyer shall make five consecutive monthly payments of $10,000.00 each, beginning on May 30, 2005. Buyer shall also issue one hundred ten thousand (110,000) shares of the common stock of International Monetary Systems, Ltd. to Seller or its designee. The stock will be subject to a one-year lock-up and will be restricted as required under SEC Rule 144. The stock is currently traded on the over-the-counter bulletin board under the symbol: INLM.

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        (ii) Assume responsibility for the management of Seller's client membership list and the trade account balances of the UTN accounts transferred as of the effective date. "Seller's trade account balance" is defined as the total amount of trade dollars (positive or negative) the members have available to use in trade.

       (iii) Assume and agree to pay the balance of Seller's lease for the premises now being occupied as the UTN offices at 780 Apple Street, Reno, NV.

    4. Price Guarantee. IMS hereby guarantees a price of $.50 per share on the 110,000 shares of IMS stock that are part of this agreement. To secure this guarantee, Buyer agrees to the following:

       A. Right to Redeem. Beginning May 1, 2006, if Seller is unable to sell its Guaranteed Shares into the market at, or above, the guaranteed price, Seller may require Buyer to buy back the 110,000 Guaranteed Shares at the guaranteed price. If Seller exercises this right, Buyer will pay to Seller $20,000 on May 1st, $20,000 on June 1st and $15,000 on July 1st of 2006.

       B. Release of Purchaser's Obligations - Market Conditions. If after one year from the effective date, Buyer's stock is trading in the public market above $.60 per share and average daily trading volume for the Purchaser's stock for 20 consecutive trading days is greater than 30,000 shares, and if Seller is eligible to sell shares under SEC Rule 144, Purchaser shall have the right to give notice to Seller of such circumstance and to require that Seller elect either:

           (i) to sell 40,000 of the Guaranteed Shares into the market on May 10, 2006, 40,000 Shares on June 10th and 30,000 shares on July 10, 2006.
          (ii) to allow Buyer to redeem such 110,000 Guaranteed Shares at the Guaranteed Price according to the terms in Section 4.A above, or
         (iii) to retain such 110,000 Guaranteed Shares for investment, in which case Buyer shall be relieved of its obligations under this guarantee of stock value.

          Seller shall notify Buyer of its election hereunder within ten days following receipt of Buyer's notice. If Seller shall fail to give such notice, Seller shall be deemed to have elected to retain the 110,000 Guaranteed Shares for investment pursuant to clause (iii) above. The price guarantee will be considered as satisfied at such time as Seller has received a total of $55,000 through any of the options described in Section 4(B) or any combination thereof. In such an event, all of Buyer's obligations will have been fulfilled.

    5. Liabilities. IMS shall not be considered a successor corporation of UTN and will not be responsible for any UTN liabilities not specifically included in this Agreement.

    6. Default. In the event of a default hereunder, Buyer shall pay all of Seller's legal fees and other costs of collection.




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    7. Non-compete Agreement. Seller agrees that for a period of 18 months from the effective date of this agreement, Seller will not engage in or otherwise affiliate with any barter or trade exchange located within a 50 mile radius of any IMS office. This does not include the greater Los Angeles, CA market in which both parties are operating. Seller also agrees that Seller will not induce nor attempt to induce any of IMS's clients to transfer their patronage relating to IMS's business from IMS to any other business or company engaged in a similar business. Buyer agrees that for a period of three years from the date of closing this transaction, and as long as Greg Pavlov is operating a UTN office in Las Vegas, NV, Buyer will not enter the Las Vegas market nor open an office within fifty miles of the city.

    8. Representations and Warranties of Seller.

       A. Seller has the full right, power and authority to carry out this Agreement in all respects and is not subject to any restriction or agreement which prohibits or would be violated by consummation of the transaction contemplated by this Agreement.

       B. Seller, to its knowledge, has good and marketable title to the purchased assets. All the purchased assets are free and clear of restrictions on or conditions to transfer or assignment, and of liens, pledges, charges, encumbrances, equities, claims, covenants, conditions, or restrictions. All tangible personal property is in good operating condition and repair, ordinary wear and tear excepted.

       C. To the best of Seller's knowledge, and as of the date of this Agreement, the information that has been furnished to Buyer by or on behalf of Seller in connection with the transactions contemplated hereby, taken together, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading.

       D. To Seller's knowledge, the Seller is not aware of any pending or threatened suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation against or affecting any of its assets. To its knowledge, Seller is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality. Seller is not presently engaged in any legal action to recover monies due to, or damages sustained by, Seller.

       E. Except as otherwise set forth herein, to the best of Seller's knowledge there is no fact, event, or condition which might materially and adversely affect the financial condition of Seller's business prior to the closing date. During the period between the acceptance of this Agreement and closing, Seller will continue to operate its barter exchange in substantially the same manner as it has in the past.







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    9. Representations and Warranties of Buyer.

       A. Buyer has the full right, power, and legal capacity to enter into the Agreement and to consummate the transaction contemplated hereby. This Agreement is valid and binding upon Buyer in accordance with its terms.

       B. Neither the execution and delivery of this Agreement nor performance of this Agreement by Buyer will conflict with or result in the breach of any contract or agreement to which Buyer is a party or by which Buyer is bound.

   10. Notice. All payments and communications which may be or are required to be given by either party shall, in the absence of a specific provision to the contrary, be in writing and delivered or sent by facsimile to the parties at their following respective addresses and shall be deemed to have been received at the time of delivery or facsimile transmission. Either party may from time to time change its address by providing written notice to the other party.

             For the Seller:        United Trade Network, Inc
                                    Attn: Gregory Pavlov, President
                                    7975 West Sahara Avenue, Suite 104
                                    Las Vegas, NV 89117
                                    Facsimile: (702) 304-9530

             For the Buyer:         International Monetary Systems, Ltd.
                                    Attn: Donald F. Mardak, President
                                    16901 W. Glendale Dr
                                    New Berlin, WI 53151
                                    Facsimile: (262) 780-3655

   11. Headings. The headings in this Agreement are for reference purposes only and shall not be deemed a part of this Agreement.

   12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

   13. Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their legal representatives, successors, and assigns.

   14. Governing Law; Submission to Jurisdiction. This agreement shall be construed in accordance with the laws of the State of Wisconsin. Venue for any disputes arising from this Agreement shall be placed exclusively with the courts of the State of Wisconsin. Purchaser and Seller hereby irrevocably submit to the jurisdiction of any state or Federal court located in the State of Wisconsin and agree that process may be served upon them by any means resulting in actual notice to them.

   15. Closing. The closing shall take place on the date of this Agreement but shall become effective as of April 30, 2005. Closing shall be held at the UTN trade exchange offices located at 780 Apple Street, Reno, NV at 10:00 a.m. on that date, or at such other time and place as the parties may agree upon in writing. The closing may also be executed by fax transmission, with original copies to follow.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.



     INTERNATIONAL MONETARY SYSTEMS, LTD.          UNITED TRADE NETWORK, INC.


By:  /s/ Donald F. Mardak                     By:  /s/ Gregory Pavlov
     ----------------------------                  ---------------------------
     Donald F. Mardak, President                   Gregory Pavlov, President













































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